UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of Earliest Event Reported)

February 10, 2014

General Growth Properties, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34948	27-2963337
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification
incorporation)		Number)

110 N. Wacker Drive, Chicago, Illinois 60606

(Address of principal executive offices)  (Zip Code)

(312) 960-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                  Entry into a Material Definitive Agreement

On February 10, 2014, General Growth Properties, Inc. (the “Company”) announced the execution of an agreement (the “Stock Purchase Agreement”) by and among the Company, GGP Limited Partnership (“GGPLP”), Pershing Square, L.P., Pershing Square II, L.P., PSRH, Inc. and Pershing Square Holdings, Ltd. (the “Pershing Entities”) providing for the purchase of 27,624,282 shares of the Company’s common stock (the “Shares”) by GGPLP from the Pershing Entities at a purchase price of $20.12 per share for an aggregate purchase price of $555,800,553.84.  A copy of the Stock Purchase Agreement is attached as Exhibit 10.1 to this report.

The Company issued a press release announcing the purchase of the Shares, a copy of which is being furnished as Exhibit 99.1 to this report, which is hereby incorporated and referenced.

Item 9.01                                           Exhibits

Exhibit No.	Description

10.1

Stock Purchase Agreement, dated February 10, 2014, by and among General Growth Properties, Inc., GGP Limited Partnership, Pershing Square, L.P., Pershing Square II, L.P., PSRH, Inc. and Pershing Square Holdings, Ltd.

99.1	Press release dated February 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL GROWTH PROPERTIES, INC.

By:	/S/ Michael B. Berman
Michael B. Berman
Executive Vice President and Chief Financial Officer

Date: February 10, 2014

EXHIBIT INDEX

Exhibit Number	Name

10.1

Stock Purchase Agreement, dated February 10, 2014, by and among General Growth Properties, Inc., GGP Limited Partnership, Pershing Square, L.P., Pershing Square II, L.P., PSRH, Inc. and Pershing Square Holdings, Ltd.

99.1	Press release dated February 10, 2014